SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **ELEVENTH STREET MANUFACTURING, INC.**, did on July 30, 2012, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on July 30, 2012.

ROSS MILLER
Secretary of State

Certified By: GJ Jaillet
Certificate Number: C20120730-0518
You may verify this certificate
online at **http://www.nvsos.gov/**

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

040102

Filed in the office of	Document Number
	20120523117-54
Ross Miller	Filing Date and Time
Secretary of State	07/30/2012 8:30 AM
State of Nevada	Entity Number
	E0397152012-3

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Eleventh Street Manufacturing, Inc.
2. Registered Agent for Service of Process: (check only one box)	☐ Commercial Registered Agent: Name ☒ Noncommercial Registered Agent (name and address below) **OR** ☐ Office or Position with Entity (name and address below) CORPORATE ADMINISTRATIVE SERVICES, INC. Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity 1955 BARING BLVD — SPARKS — Nevada 89434 Street Address — City — Zip Code Nevada Mailing Address (if different from street address) — City — Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares *with par value:* 100,000,000 Common 10,000,000 Preferred 110,000,000 — Par value per share: $ .001 — Number of shares *without par value:*
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Daniela Peterson Name 1955 Baring Blvd — Sparks — NV 89434 Street Address — City — State — Zip Code 2) Name Street Address — City — State — Zip Code
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:* Any Lawful Activity
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Daniela Peterson — X [signature: Daniela Peterson] Name — Incorporator Signature 1955 Baring Blvd — Sparks — NV 89434 Address — City — State — Zip Code
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X [signature: Daniela Peterson] — 07/30/2012 Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date

This form must be accompanied by appropriate fees.